Exhibit 3.187

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIFEPOINT OF LAKE CUMBERLAND, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF AUGUST, A. D. 2000, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “LAKE CUMBERLAND, LLC” TO “LIFEPOINT OF LAKE CUMBERLAND, LLC”, FILED THE TWENTY-FIFTH DAY OF AUGUST, A. D. 2000, AT 9 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TENTH DAY OF OCTOBER, A. D. 2000, AT 11 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A. D 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LIFEPOINT OF LAKE CUMBERLAND, LLC”.

3275395 8100H	/s/ Jeffrey W. Bullock

110294314 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8621080 DATE: 03-14-11

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/16/2000 001415404 — 3275395
Certificate Of Formation
of
Lake Cumberland, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Lake Cumberland, LLC (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of August 17, 2000.

By:	/s/ James M. Fleetwood, Jr.
James M. Fleetwood, Jr.
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/25/2000 001431720 — 3275395
Certificate of Amendment
to
Certificate of Formation
of
Lake Cumberland, LLC
     It is hereby certified that:
     1. The name of the limited liability company (hereinafter called the “limited liability company”) is Lake Cumberland, LLC.
     2. The certificate of formation of the limited liability company is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:
     FIRST: The name of the limited liability company is LifePoint of Lake Cumberland, LLC (the “Company”).
Executed on August 25, 2000.

/s/ William F. Carpenter III
William F. Carpenter III, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:00 AM 10/10/2000 001509074 — 3275395
CERTIFICATE OF MERGER
OF
LAKE CUMBERLAND HEALTH CARE, INC.
INTO
LIFEPOINT OF LAKE CUMBERLAND, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act.
     The undersigned limited liability company and corporation DO HEREBY CERTIFY:
     FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
LifePoint of Lake Cumberland LLC (the “LLC”)	Delaware

Lake Cumberland Health Care, Inc. (the “Company”)	Kentucky
     SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities to the merger.
     THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be LifePoint of Lake Cumberland, LLC.
     FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
     FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is 103 Powell Court, Suite 200, Brentwood, TN 37027.
     SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.

     SEVENTH: This Certificate of Merger shall be effective on October 10, 2000.
     IN WITNESS WHEREOF; this Certificate of Merger has been executed on this 10th day of October, 2000.

LIFEPOINT OF LAKE CUMBERLAND, LLC
By:	/s/ William F. Carpenter III
	Name:	William F. Carpenter III
	Title:	Manager

LAKE CUMBERLAND HEALTH CARE, INC.
By:	/s/ William F. Carpenter III
	Name:	William F. Carpenter III
	Title:	Senior Vice President & Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 01/22/2002 020041321 — 3275395
CERTIFICATE OF AMENDMENT
OF
LifePoint of Lake Cumberland, LLC
     1. The name of the limited liability company is
          LifePoint of Lake Cumberland, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of LifePoint of Lake Cumberland, LLC this 15 day of January 2002.

LifePoint of Lake Cumberland, LLC

/s/ William F. Carpenter III
William F. Carpenter III
Title Manager